Exhibit 10(i)
                                                                  -------------

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT (this "Agreement") made and entered on the 1st day of March 2001, between URECOATS ROOFING CORPORATION, a Delaware corporation with offices at 4100 North Powerline Road, Suite F-1, Pompano Beach, Florida 33073 (the "Company"), and TIMOTHY M. KARDOK, an individual with an address at 6057
N.W. 77th Drive, Parkland, Florida 33067 (the "Employee").

                                  WITNESSETH:

     WHEREAS, the Company wishes to employ the Employee and the Employee wishes to accept such employment, subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties hereto, in consideration of the premises and mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1.   EMPLOYMENT TERM.

     The Company hereby agrees to employ the Employee, and the Employee hereby accepts such employment for a period of two (2) years starting on March 1, 2001 and ending on February 28,2003 (the "Initial Term"), unless sooner terminated in accordance with Section 7 hereof. The Initial Term together with the period of any extension or renewal of such employment is referred to herein as the "Employment Period".

2.   POSITION; DUTIES.

     During the Employment Period, the Employee shall hold the title and position of President of the Company and shall have the duties and responsibilities of management usually vested in a president and such other duties and responsibilities as may be assigned to him from time to time by the Company's Board of Directors.

     During the Employment Period, the Employee shall also be appointed and serve as a director of Urecoats Industries Inc., the parent of the Company ("Urecoats"). Such appointment shall terminate automatically upon the termination the Employee's employment hereunder without need for a formal resignation.

3.   MANNER OF PERFORMANCE

     The Employee shall serve the Company and Urecoats and devote all his business time, his best efforts and all his skill and ability in the performance of his duties hereunder. The Employee shall carry out his duties in a competent and professional manner, shall work with other employees of the Company and of its affiliates and generally promote the best interests of the Company and its customers. The Employee shall not, in any capacity, engage in any activity which is, or may be, contrary to the welfare, interest or benefit of the business now or hereafter conducted by the Company or any of its affiliates.

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4.   COMPENSATION. The Employee's compensation for all of his services hereunder shall be as follows:

     4.1 BASE COMPENSATION. During the months of March, April and May 2001, the Employee's base compensation shall consist of a weekly salary equal to $3,365.38 ($6,730.76 every two weeks, or $175,000.00 per year). During the months of June, July and August 2001, the Employee's base compensation shall consist of a weekly salary of $3,846.15 ($7,692.30 every two weeks, or $200,000.00 per year). Beginning on September 1,2001 and thereafter during the Employment Period, the Employee's base compensation shall consist of a weekly salary of $4,326.92 ($8,653.84 every two weeks, or $225,000.00 per year). The salary payments described above shall be made by the Company to the Employee every two weeks commencing on March 1, 2001 and shall be subject to any applicable tax withholdings.

     4.2 BONUS. The Employee shall be entitled to a yearly minimum bonus of $10,000, due and payable not later than January 30 with respect to the immediately preceding calendar year during the Employment Period. The bonus shall commence on or before April 30, 2002. The Company's Board of Directors may, in its sole and absolute discretion, increase the amount of such bonus to as much as $100,000. Each bonus shall be subject to applicable tax withholdings.

     4.3 RESTRICTED STOCK. Within ninety (90) days from the date hereof, the Company shall hold in escrow for the Employee an aggregate of 1,000,000 shares of common stock of Urecoats, $.01 par value per share (the "Shares"), to be evidenced by six (6) certificates issued in the name of the Employee. The Shares shall be additional compensation to the Employee for all of his services hereunder and shall vest and be delivered to the Employee as follows:

           Certificate No.          Vesting Date            Number of Shares
           ---------------          ---------------         ----------------
                 1                  June 1,2001                  166,667
                 2                  December 1,2001              166,667
                 3                  June 1,2002                  166,667
                 4                  December 1,2002              166,667
                 5                  June 1,2003                  166,667
                 6                  December 1,2003              166,667


Notwithstanding the foregoing, all unvested Shares listed above shall immediately vest and be delivered to the Employee upon the sale of substantially (more than 50%) of all stock or assets of the Company or of Urecoats provided that the Employee is employed by the Company on the date of sale.

If the Employee is not employed by the Company on any of the above vesting dates, the Shares vesting on such date shall be irrevocably forfeited and the Employee shall have no rights thereto and the Company may retitle the stock in the name of the Company's designee or arrange for its cancellation.





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The Employee shall have no voting or other stockholder rights with respect to any unvested Shares.

The Shares shall not be assignable by the Employee or be subject to any claims by creditors until they shall have vested in accordance with this Section 4.3. In addition to any other restrictions on the Shares described in this Section 4.3, which may be incorporated by reference in the stock certificates evidencing the Shares, such certificates shall bear a legend substantially as follows:
"The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended ("Securities Act"). The holder hereof, by purchasing such securities, agrees for the benefit of the Urecoats Industries Inc. that such securities may be resold, pledged or otherwise transferred only pursuant to an exemption form registration under the Securities Act, or pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States."

The Employee hereby agrees with Urecoats Industries Inc. that the tolling period set forth in Rule 144 of the Securities Act of 1933, as amended, shall only begin to run, with respect to any Shares, on the date that such Shares vest in accordance herewith.

5.   ADDITIONAL BENEFITS; REIMBURSEMENT OF EXPENSES.

     5.1 BENEFITS. Beginning on March 1, 2001, the Company shall make available and pay for an automobile for the Employee's use, the monthly lease payments of which shall not exceed $600. The Company shall pay the insurance premiums for such automobile. The benefits shall be paid by the Company continuously through the term of Employee's employment.

     5.2 INSURANCE. Beginning on March 1,2001, the Company shall provide and pay for full medical and dental insurance for the Employee and his immediate family. The benefits shall be paid by the Company continuously through the term of Employee's employment.

     5.3 EXPENSES. The Company shall reimburse the Employee for all reasonable and necessary expenses and disbursements incurred by him for and on behalf of the Company in the performance of his duties under this Agreement, provided that such expenses and disbursements are approved by the Company's Board of Directors. The Company and the Board of Directors shall not unreasonably withhold approval for all reasonable and necessary day-to-day expenses so incurred by Employee.

6.   NON-COMPETITION; NON-DISCLOSURE.

     6.1 NON-COMPETITION. During the Employment Period and for a period of two (2) years thereafter (collectively the "Restriction Period"), the Employee shall not, either directly or indirectly, for himself or any third party, anywhere within the United States (a) engage in any activity that directly or indirectly competes with the business of the Company or of any of the affiliates, as conducted at any time during the Employment Period, including without limitation, accepting employment form or providing consulting services


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to any such competitor, (b) solicit, induce, recruit, or cause another person in the employ of the Company or who is a consultant for the Company to terminate his or her employment, engagement or other relationship with the Company, or (c) solicit or accept the business from any individual or entity which shall have obtained the goods or services of, or purchased goods or services from, the Company or its affiliates during the one year period to the end of the Employment Period.

     6.2   NONDISCLOSURE.

           6.2.1 DEFINITIONS. The Employee recognizes and acknowledges that he has access to certain confidential information of the Company or any of its affiliates which is either non-public, proprietary or confidential in nature, including without limitation the identity and information concerning customers and potential customers of the Company, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company and its affiliates, and/or their respective businesses (the "Confidential Information"). Confidential Information shall not include any information:

                   6.2.1.1 which becomes known to the public generally through no fault of the Employee, or

                   6.2.1.2 as to which disclosure is required by law or the order of any governmental authority under color of law; provided, that prior to disclosing any information pursuant to this clause, the Employee shall give prior written notice thereof to the Company and provide the Company with the opportunity to contest such disclosure.

           6.2.2 COVENANT TO MAINTAIN CONFIDENTIALITY. The Employee agrees that he will not disclose, without limitation as to time, Confidential Information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except

                   6.2.2.1   to authorized representatives of the Company,

                   6.2.2.2 during the Employment Period, such information may be disclosed by the Employee as is required in the course of performing his duties for the Company, and

                   6.2.2.3 to counsel and other advisers provided that such advisers agree to the confidentiality provisions of this Section 6.

     6.3 INJUNCTIVE RELIEF; DAMAGES. Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenants in this Section 6, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, the Employee agrees that the foregoing covenants may be enforced by the Company in the event of breach by the Employee, by injunctions and restraining orders. Nothing herein shall be construed as prohibiting the Company from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.



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     6.4   REASONABLE RESTRAINT.  It is agreed by the parties hereto that the foregoing covenants in this Section 6 impose a reasonable restraint on the Employee in light of the activities and business of the Company (including the affiliates thereof) on the date of the execution of this Agreement and the current plans of the Company.

     6.5 SEVERABILITY; REFORMATION. The covenants in this Section 6 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     6.6 INDEPENDENT COVENANT. All of the covenants in this Section 6 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action by the Employee against the Company (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the periods of restriction during which the agreements and covenants of the Employee made in this Section 6 shall be effective, shall be computed by extending such periods by the amount of time during which the Employee is in violation of any provision of Section 6. The covenants contained in this Section 6 shall not be affected by any breach of any other provision hereof by any party hereto.

     6.7 SURVIVAL. The obligations of the parties under this Section 6 shall survive the termination of this Agreement.

     6.8 LEGAL FEES AND EXPENSES. The prevailing party in any proceeding to enforce the terms and conditions of this agreement shall be entitled to an award of reasonable attorney's fees and costs, including attorney's fees in all trial and appellate courts.

7.   TERMINATION.

     The Employee's employment hereunder may be terminated at any time by either party hereto, with or without cause. If the Company terminates the Employee, whether or not for cause, the Employee shall be entitled to a severance payment equal to (i) six months of the then current base compensation if the termination occurs on or by September 1,2001, or (ii) twelve months of the then current base compensation if the termination occurs after September 1,2001 but before February 28,2003.

8.   ASSIGNMENT.

     This Agreement may not be sold, transferred, assigned, pledged or hypothecated by either party, without the express prior written consent of the other party, except as otherwise set forth herein. This Agreement shall inure to the benefit of and be binding upon the Company and the Employee, and each of their heirs, successors and assigns, including without limitation, any corporation or other entity into which the Company is merged or which acquires all or substantially all of the assets of the Company.

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9.   NOTICES.

     Any notice required or permitted to be given pursuant to this Agreement shall be deemed given (i) upon receipt by personal delivery, (ii) one (1) business day after delivered by a nationally recognized overnight courier or
(iii) three (3) business days after such notice is mailed by certified mail, return receipt requested, addressed to the parties at each of their addresses set forth at the beginning of this Agreement, or at such other address as such party shall designate by written notice to the other party. Copies of all notices shall also be provided to Todtman, Nachamie, Spizz & Johns, P.C., 425 Park Avenue, New York, New York 10022, Attn: Martin Todtman, Esq.

10.  GOVERNING LAW.

     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of Delaware, without regard to its conflict-of-laws rules. Each of the parties (i) consents and submits to the jurisdiction of the federal and state courts of Delaware, regardless of whether the controversy arises or not from this Agreement; (ii) consents that such courts shall have the exclusive jurisdiction with regard to any controversy between the parties, and no action or proceeding shall be commenced by any party in any other jurisdiction; (iii) consents that if a federal court in the state of Delaware has jurisdiction with respect to any action, then such action shall be brought first in any such federal court and, that if such federal court determines that it lacks jurisdiction, then such action may subsequently be filed in any state court of Delaware; and (iv) consents that service of process on him may be made in the same manner as provided above with respect to notices, and that such service of process shall have the same force and effect as if personally served.

11.  WAIVER.

     Waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such other party. The failure of either party hereto to take any action by reason of such breach shall not deprive such party of the right to take action at any time while such breach continues.

12.  INVALIDITY AND SEVERABILITY.

     If any provisions of this Agreement are held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the other provisions of this Agreement and, to that extent, the provisions of this Agreement are intended to be and shall be deemed severable; provided, however, that if any provision of Section 6 hereof is held invalid or otherwise unenforceable in any action, then any claims for monies allegedly due and owing to the Employee shall automatically be deemed waived.









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13.  ENTIRE AGREEMENT; AMENDMENT.

     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes any other prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the transactions contemplated by this Agreement. This Agreement may be extended, renewed or amended only by writing executed by both parties hereto.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.


URECOATS ROOFING CORPORATION                Beverly S. Williams
                                           ----------------------
                                                   Witness

By: /s/ Richard Kurtz                         Michael T. Adams
    -----------------------                ----------------------
    Richard Kurtz, Chairman                        Witness


By: /s/ Timothy Kardok                      Terrence P. O'Conner
    -----------------------                ----------------------
    Timothy M. Kardok                              Witness

                                             Lisa B. McNaughton
                                           ----------------------
                                                   Witness























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